EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the registration statement on Form S-4 of NBT Bancorp Inc. of our report dated January 21, 2000, relating to the financial statements of BSB Bancorp, Inc., which appears in the 1999 Annual Report to Shareholders which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Post-Effective Amendment No. 1.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Syracuse, New York
May 9, 2000